Exhibit 5.1

[Letterhead of Clifford Chance LLP]

15 May 2014

Barclays PLC

1 Churchill Place

London E14 5HP

Dear Sirs,

Barclays PLC

Form F-4 - Registration Statement Under the Securities Act of 1933

We have acted, and have prepared this letter, on the instructions of Barclays PLC (the “Company”) in connection with the Company’s Form F-4 - Registration Statement under the Securities Act of 1933 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering the Company’s:

a)	GBP-denominated 7.00% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (the “Sterling AT1 Securities”);

b)	Euro-denominated 6.50% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (the “Euro AT1 Securities”);

c)	U.S. dollar-denominated 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (the “Dollar AT1 Securities” and, together with the Sterling AT1 Securities and the Euro AT1 Securities, the “New AT1 Securities”); and

d)	Ordinary shares of 25 pence each in the share capital of the Company (the “Shares”).

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NO. OC323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET LONDON E14 5JJ. THE FIRM USES THE WORD “PARTNER” TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS. THE FIRM IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY.

The New AT1 Securities are to be issued pursuant to, and governed by, (i) the Contingent Convertible Securities Indenture entered into on 20 November 2013 between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) attached as an exhibit to the Registration Statement (the “Original Indenture”), as supplemented by the third, fourth and fifth supplemental indentures between the Company and the Trustee and each to be entered into in the form attached as an exhibit to the Registration Statement (together, the “Supplemental Indentures” and, together with the Original Indenture, the “Indenture”).

1.	INTRODUCTION

1.1	Opinion Documents

This Opinion relates to the Indenture.

1.2	Defined terms

In this Opinion:

1.2.1	terms defined or given a particular construction in the Registration Statement have the same meaning in this Opinion unless a contrary indication appears;

1.2.2	headings in this Opinion are for ease of reference only and shall not affect its interpretation; and

1.2.3	all references in this Opinion to paragraphs mean paragraphs in this Opinion.

1.3	Legal review

In connection with the giving of this Opinion:

1.3.1	we have reviewed only the documents referred to in paragraph 1 of Schedule 1 (Documents, Searches and Enquiries) and completed only the searches and enquiries referred to in paragraph 2 of Schedule 1 (Documents, Searches and Enquiries);

1.3.2	we have not verified the facts or the reasonableness of any statements (including statements as to foreign law) contained in the Indenture or the Registration Statement, save as expressly specified in paragraph 2.5 (Taxation statements in the Registration Document);

1.3.3	we have not been responsible for ensuring that the Registration Statement contains all material facts;

1.3.4	we have not been responsible for ensuring that the Registration Statement complies with the requirements of any competent authority; and

1.3.5	we have not been responsible for ensuring that any issuance of the New AT1 Securities or Shares registered on the Registration Statement comply with legal and regulatory requirements of any jurisdictions.

1.4	Applicable law

Subject to paragraph 1.5 (Taxation) below, this Opinion and the opinions given in it are governed by English law and relate only to English law as applied by the English courts as at today’s date. All non-contractual obligations and any other matters arising out of or in connection with this Opinion are governed by English law. We express no opinion in this Opinion on the laws of any other jurisdiction.

1.5	Taxation

We express no opinion on any taxation matter, and none is implied or may be inferred, save as expressly specified in paragraph 2.5 (Taxation statements in the Registration Document). In respect of such tax matters, this opinion is confined to, and given on the basis of, English law, United Kingdom tax law and Her Majesty’s Revenue and Customs (“HMRC”) practice in force or applied in the United Kingdom as at today’s date.

1.6	Assumptions and reservations

The opinions given in this Opinion are given on the basis of our understanding of the terms of the Indenture and the assumptions set out in Schedule 2 (Assumptions) and are subject to the reservations set out in Schedule 3 (Reservations) to this Opinion. The opinions given in this Opinion are strictly limited to the matters stated in paragraph 2 (Opinions) and do not extend to any other matters.

2.	OPINIONS

We are of the opinion that:

2.1	Corporate existence

The Company is a company duly incorporated in England.

2.2	Share Capital

Subject to (i) a meeting of the board of directors and/or an appropriately authorised committee of directors of the Company having been duly convened and being quorate and the appropriate resolutions having been validly and unconditionally passed and, in each case, such resolutions remaining in full force and effect and not having been amended or revoked; (ii) the board of directors of the Company having sufficient authority to allot the aggregate nominal value of the Shares as at the date of allotment of the Shares; (iii) the resolutions (the “AGM Resolutions”) set out in the notice of annual general meeting of the Company dated 13 March 2014 having been validly and unconditionally passed in the form as set out in that notice; and (iv) at admission of the Shares, the AGM Resolutions and the resolutions passed at each of the board and/or committee meeting(s) each remaining in full force and effect and not having been rescinded or amended (including by any other resolution passed at a board and/or committee and/or shareholder meeting), the Shares when issued by the Company will be duly issued in accordance with the Companies Act 2006 and will be fully paid or credited as fully paid and no further amounts will be payable to the Company in respect of the issue of those shares (subject to the transfer of valid consideration to the Company at least equal to the aggregate nominal value of the Shares for the issue thereof).

2.3	Legal, valid, binding and enforceable obligations

Were the Supplemental Indentures to be entered into as at today’s date in the form attached as exhibits to the Registration Statement, then in any proceedings taken in England for the enforcement of the Indenture, the obligations expressed to be assumed by the Company in the Indenture would be recognised by the English courts as its legal, valid and binding obligations and would be enforceable in the English courts.

2.4	Subordination

Section 5.03(b) of the Original Indenture constitutes and, were the Supplemental Indentures to be entered into as at today’s date in the form attached as exhibits to the Registration Statement, Article V (Subordination) of each of the Supplemental Indentures, would constitute, legal, valid, binding and enforceable obligations of the Company.

2.5	Taxation statements in the Registration Document

The statements in the Registration Statement under the heading “Tax Considerations - United Kingdom Tax Considerations” are, insofar as they are relevant to the New AT1 Securities, correct in all material respects.

3.	ADDRESSEES AND PURPOSE

The scope and content of this Opinion solely have regard to the interest of the Company in accordance with its instructions. This Opinion is provided in connection with the Registration Statement and is addressed to and is solely for the Company and it may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person save as provided below.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the headings “Tax Considerations – United Kingdom Taxation Considerations”, “Service of Process and Enforcement of Liabilities” and “Validity of the New AT1 Securities” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended or the rules and regulations of the Commission thereunder.

Yours faithfully,

/s/ CLIFFORD CHANCE LLP

SCHEDULE 1

DOCUMENTS, SEARCHES AND ENQUIRIES

1.	DOCUMENTS

We have reviewed only the following documents for the purposes of this Opinion.

(a)	A copy of the Registration Statement.

(b)	A draft of each of the Supplemental Indentures in the form attached to the Registration Statement.

(c)	A copy of the Original Indenture.

(d)	A copy of the certificate of incorporation dated 20 July 1896 (and certificate of incorporation on change of name dated 1 January 1985) of the Company.

(e)	A copy of the certificate of re-registration of the Company dated 1 January 1985.

(f)	A certified copy of the articles of association of the Company as adopted by special resolution passed on 30 April 2010 and amended by special resolution passed on 25 April 2013.

(g)	A copy of extracts from the minutes of a meeting of the board of directors of the Company held on 14 April 1994, certified a true copy by Patrick Gonsalves.

(h)	A copy of extracts from the minutes of a meeting of the board of directors of the Company held on 14 February 2008, certified as a true copy by Charlotte Brehaut.

(i)	A copy of the minutes of a meeting of the board of directors of the Company held on 26 July 2012.

(j)	A certified copy of the written resolution of the Fund Raising Committee of the board of directors of the Company dated 12 July 2013.

(k)	A certified copy of the written resolution of the Fund Raising Committee of the Company passed on 8 November 2013.

(l)	A certified copy of the minutes of a meeting of the board of directors of the Company held on 12 December 2013.

(m)	A copy of the approval of the Group Finance Director and written resolutions of the Treasury Committee of the Company passed on 12 May 2014, certified a true copy by Sarah Crouch.

(n)	A copy of the AGM Resolutions.

2.	SEARCHES AND ENQUIRIES

We have undertaken only the following searches and enquiries for the purposes of this Opinion.

(a)	A search was conducted with the Registrar of Companies in respect of the Company on 15 May 2014.

(b)	An enquiry by telephone was made at the Companies Court in London of the Central Index of Winding Up Petitions on 15 May 2014 at 10:06 a.m. with respect to the Company.

SCHEDULE 2

ASSUMPTIONS

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)	All signatures, stamps and seals are genuine, all original documents are authentic, all deeds and counterparts were executed in single physical form and all copy documents are complete and conform to the originals.

(b)	Any certification referred to in Schedule 1 (Documents, Searches and Enquiries) is correct in all respects.

(c)	The copies of the certificate of incorporation, certificate of incorporation on change of name, certificate of re-registration and articles of association of the Company provided to us are accurate and complete as of the date of this Opinion.

2.	CORPORATE AUTHORITY

(a)	There have been no amendments to the form of the constitutional documents of the Company referred to in Schedule 1 (Documents, Searches and Enquiries).

(b)	The resolutions of the board of directors, the committees of directors (including the Fund Raising Committee and the Treasury Committee) of the Company referred to in Schedule 1 (Documents, Searches and Enquiries) were duly passed and adopted at properly constituted and quorate meetings of duly appointed directors or, as the case may be, duly appointed committees of the Company.

(c)	The resolutions referred to in paragraph (b) above and the approval of the Group Finance Director referred to in Schedule 1 (Documents, Searches and Enquiries) have not been amended or rescinded and are in full force and effect at the time the Company enters into the Original Indenture or Supplemental Indentures, as the case may be.

(d)	The AGM Resolutions referred to in Schedule 1 (Documents, Searches and Enquiries):

(i)	were duly passed at properly constituted and quorate meetings of the shareholders of the Company; and

(ii)	have not been amended or rescinded and are in full force and effect.

(e)	The extracts from the minutes referred to in Schedule 1 (Documents, Searches and Enquiries) are true records of the proceedings at the meetings of the board of directors and/or of the committee of directors of the Company.

(f)	Each director has disclosed any interest which he may have in the transactions contemplated by the Indenture in accordance with the provisions of the Companies Act 2006 and the articles of association of the Company and none of the directors of the Company has any interest in such transactions except to the extent permitted by the articles of association of the Company.

(g)	In resolving to sign the Registration Statement and any documents issued in connection therewith, including the Indenture, the Fund Raising Committee, the Treasury Committee, the Group Finance Director and the board of directors of the Company acted (and when electing to issue any New AT1 Securities (constituted by the Indenture) or Shares, will act) in good faith to promote the success of the Company for the benefit of its members and in accordance with any other duty, breach of which could give rise to such transactions being avoided.

(h)	The entry into and execution of the Indenture is duly authorised by the Company in accordance with the resolutions in writing referred to in Schedule 1 (Documents, Searches and Enquiries).

3.	CORPORATE CAPACITY OF THE PARTIES OTHER THAN THE COMPANY

Each party (other than the Company) (i) to the Original Indenture has, and (ii) to the Supplemental Indentures (once executed) would have, the capacity, power and authority to enter into and to exercise its rights and to perform its obligations under the Original Indenture or Supplemental Indentures (as applicable).

4.	EXECUTION OF DOCUMENTS

The Original Indenture is, and each Supplemental Indenture (once executed) would be, duly executed and delivered by each party thereto by a person duly authorised pursuant to the approval and written resolutions referred to in Schedule 1 (Documents, Searches and Enquiries).

5.	DOCUMENTS NOT GOVERNED BY ENGLISH LAW

(a)	The obligations expressed to be assumed by the parties to the Original Indenture and, if executed, each Supplemental Indenture, constitute their legal, valid, binding and enforceable obligations under the laws of the State of New York (other than Article V of each of the Supplemental Indentures and Section 5.03(b) of the Original Indenture) and words and phrases used in the Indenture have the same meaning and effect as they would if the Indenture was governed by English law.

(b)	The submission to the jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York by the Company contained in the Indenture is legal, valid and binding under the laws of the State of New York.

(c)	The choice of the laws of the State of New York to govern the Indenture is a valid choice under the laws of the State of New York.

6.	OTHER ARRANGEMENTS AND ACTS

(a)	Save for those listed in Schedule 1 (Documents, Searches and Enquiries), there is no other agreement, instrument, other arrangement or relationship between any of the parties to the Indenture which modifies, supersedes or conflicts with any of the Indenture.

(b)	All acts, conditions or things required to be fulfilled, performed or effected in connection with the Indenture under the laws of any jurisdiction other than England have been duly fulfilled, performed and effected.

(c)	That each Supplemental Indenture will be, if executed, entered into in the form as reviewed by us for the purpose of this Opinion and outlined above.

7.	TAX MATTERS

The Company is resident only in the United Kingdom for United Kingdom tax purposes.

8.	SEARCHES AND ENQUIRIES

There has been no alteration in the status or condition of the Company as disclosed by the searches and enquiries referred to in Schedule 1 (Documents, Searches and Enquiries) and those searches and enquiries are complete and accurate in all respects. However, it is our experience that the searches and enquiries referred to in paragraphs

2(a) and (b) of Schedule 1 (Documents, Searches and Enquiries) may be unreliable. In particular, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced in England.

9.	OTHER LAWS

All acts, conditions or things required to be fulfilled, performed or effected in connection with the Shares under the laws of any jurisdiction other than England have been duly fulfilled, performed and effected.

SCHEDULE 3

RESERVATIONS

1.	ENFORCEABILITY OF CLAIMS

In this Opinion “enforceable” means that an obligation is of a type which the English courts may enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Notes. In particular:

(a)	paragraph 2.3 is subject to any limitations arising from a reconstruction, arrangement or compromise (whether or not effected under Part 26 of the Companies Act), a scheme within the meaning of Part VII of the FSMA, insolvency, liquidation, administration, moratorium, reorganisation and similar laws generally affecting the rights of creditors;

(b)	the power of an English court to order specific performance of an obligation or any other equitable remedy is discretionary and, accordingly, an English court might make an award of damages where specific performance of an obligation or any other equitable remedy is sought;

(c)	where any person is vested with a discretion or may determine a matter in its opinion, that person may be required to exercise its discretion in good faith, reasonably and for a proper purpose, and to form its opinion in good faith and on reasonable grounds;

(d)	enforcement may be limited by the provisions of English law applicable to an agreement held to have been frustrated by events happening after its execution;

(e)	proceedings to enforce a claim may become barred under the Limitation Act 1980 or the Foreign Limitation Periods Act 1984 or may be or become subject to a defence of set-off or counterclaim;

(f)	in some circumstances an English court may, and in certain circumstances it must, terminate or suspend proceedings commenced before it, or decline to restrain proceedings commenced in another court, notwithstanding the provisions of the Notes providing that the courts of England have jurisdiction in relation to the subject matter of those proceedings;

(g)	a party to a contract may be able to avoid its obligations under that contract (and may have other remedies) where it has been induced to enter into that contract by a misrepresentation or where there has been any bribe or other corrupt conduct and the English courts will generally not enforce an obligation if there has been fraud; and

(h)	any provision to the effect that any calculation, determination or certification is to be conclusive and binding may not be effective if such calculation, determination or certification is fraudulent, arbitrary or manifestly incorrect and an English court may regard any certification, determination or calculation as no more than prima facie evidence.

2.	BANKING ACT 2009

The opinions set out in this letter are subject to any limitations arising from any measures taken in relation to a bank, or a holding company of a bank or a building society (as such terms are defined in Part 1 of the Banking Act 2009, as amended (the “Banking Act”)) or any changes in law made pursuant to the powers contained in Part 1 of the Banking Act which are designed to address the situation where all or part of the business of a bank or building society has encountered, or is likely to encounter, financial difficulties.

3.	OTHER QUALIFICATIONS

(a)	The confirmation provided in paragraph 2.5 is subject to the following specific reservations:

(i)	We give no confirmation as to any section of the Registration Statement other than the confirmation set out in paragraph 2.5; and

(ii)	The confirmation is given solely on the basis set out in paragraph 2.5 and in particular is limited to matters governed by English law, the tax law of the United Kingdom and HMRC’s practice in force or applied in the United Kingdom as at today’s date.

(b)	No opinion is given as to the title to the Shares including, but without limitation, as to whether the legal and beneficial ownership of the Shares is vested in any particular person.